UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2007

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza, Suite 1250 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On August 24, 2007, certain of FreightCar America, Inc.’s wholly owned subsidiaries, Johnstown America Corporation, Freight Car Services, Inc., JAC Operations, Inc., JAIX Leasing Company and FreightCar Roanoke, Inc. (each, a “Co-Borrower” and collectively, the “Co-Borrowers”), entered into the Second Amended and Restated Credit Agreement (the “Revolving Credit Agreement”) with LaSalle Bank National Association (“LaSalle”) as administrative agent, National City Business Credit, Inc. as collateral agent, and the lenders party thereto (collectively, the “Lenders”). The Revolving Credit Agreement amends and restates the Amended and Restated Credit Agreement, dated as of April 11, 2005, by and among the Co-Borrowers, LaSalle and the lenders party thereto.

The Revolving Credit Agreement consists of a $100 million senior secured revolving credit facility, including (i) a sub-facility for letters of credit to be issued by LaSalle or one of its affiliates in an amount not to exceed $50 million and (ii) a sub-facility for a swing line loan to be made by LaSalle in an amount not to exceed $10 million. The Company may elect to increase the commitments under the Revolving Credit Agreement by up to $50 million in the aggregate with the consent of LaSalle and the Lenders providing such increased commitments, subject to the terms and conditions set forth in the loan documents.

The Revolving Credit Agreement has a term ending on May 31, 2012 and bears interest at a rate of LIBOR plus an applicable margin of between 0.875% and 1.500% depending on Revolving Loan Availability (as defined in the Revolving Credit Agreement). The Co-Borrowers are required to pay a commitment fee of between 0.175% and 0.250% based on Revolving Loan Availability. Borrowings under the Revolving Credit Agreement are collateralized by substantially all of the assets of the Company and the Co-Borrowers. The Revolving Credit Agreement has both affirmative and negative covenants, including, without limitation, a minimum fixed charge coverage ratio and limitations on debt, liens, dividends, investments, acquisitions and capital expenditures. The Revolving Credit Agreement also provides for customary events of default.

The foregoing description of the Revolving Credit Agreement is qualified in its entirety by reference to the Revolving Credit Agreement filed as Exhibit 10.1 hereto which is hereby incorporated by reference herein.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Second Amended and Restated Credit Agreement, dated as of August 24, 2007, by and among Johnstown America Corporation, Freight Car Services, Inc., JAC Operations, Inc., JAIX Leasing Company and FreightCar Roanoke, Inc., as the Co-Borrowers, the lenders party thereto, LaSalle Bank National Association, as Administrative Agent and Arranger, and National City Business Credit, Inc., as Collateral Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: August 24, 2007	By:	/s/ Kevin P. Bagby
	Name:	Kevin P. Bagby
	Title:	Vice President, Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Second Amended and Restated Credit Agreement, dated as of August 24, 2007, by and among Johnstown America Corporation, Freight Car Services, Inc., JAC Operations, Inc., JAIX Leasing Company and FreightCar Roanoke, Inc., as the Co-Borrowers, the lenders party thereto, LaSalle Bank National Association, as Administrative Agent and Arranger, and National City Business Credit, Inc., as Collateral Agent